Exhibit 10.2

FIRST AMENDMENT TO THE

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED

STOCK INCENTIVE PLAN

ON Semiconductor Corporation, a Delaware corporation (the “Company”), previously established the ON Semiconductor Corporation 2000 Stock Incentive Plan, which was most recently amended and restated in its entirety effective as of March 23, 2010 by the adoption of the On Semiconductor Corporation Amended and Restated Stock Incentive Plan (the “Plan”). The Plan was approved by the Company’s shareholders at the Company’s 2010 Annual Meeting. By adoption of this instrument, the Company desires to amend the Plan to increase the total number of shares of stock available for grant under the Plan by 33,000,000.

1. This First Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2012 Annual Meeting.

2. The first sentence of Section 5.1 (Stock Subject to the Plan – Number of Shares) of the Plan is hereby amended and restated in its entirety to read as follows:

5.1 Number of Shares. Subject to Section 5.2 and 5.3, the total number of shares of Stock subject to all Awards under the Plan shall be fifty nine million one hundred thousand (59,100,000), plus the number of shares of Stock subject to Awards that were previously granted pursuant to the 2000 Plan that again become available for the grant of an Award pursuant to Section 5.2 after February 17, 2010, less the number of shares of Stock subject to outstanding Awards made under the Plan since March 23, 2010 that have not terminated, expired, lapsed or been paid in cash.

3. The last sentence of Section 5.1 (Stock Subject to the Plan – Number of Shares) of the Plan is hereby amended and restated in its entirety to read as follows:

The difference between such number and the basic award pool of twenty six million one hundred thousand (26,100,000) that was initially approved by the Company’s shareholders at the Company’s 2010 Annual Meeting was cancelled and never became available for grant pursuant to the Plan.

4. This First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 15th day of May, 2012.

ON SEMICONDUCTOR CORPORATION

By:	/s/ JUDITH A. BOYLE
Judith A. Boyle
Its:	Assistant Secretary

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